EXHIBIT 23
<P>
GATELY AND ASSOCIATES, LLC
Certified Public Accountants
Orlando, Florida
<P>
March 7, 2001
<P>
Roanoke Technology Corp.
539 Becker Drive
Roanoke Rapids, North Carolina 27870
<P>
We consent to the inclusion in this registration statement
on Form SB-2 of our report dated December 15, 2000, on our
audits of the financial statements for the years ended
October 31, 2000 and 1999, of Roanoke Technology Corp.
<P>
/s/ Gately and Associates, LLC
------------------------
    Gately & Associates, LLC
<P>